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                                                                    Exhibit 12.1

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
Ratio of Earnings to Fixed Charges                                                 Fiscal Year
                                                   ----------------------------------------------------------------------------
                                                         1999           2000          2001           2002            FY03
                                                   -------------- --------------- -------------- -------------- ---------------
Interest expensed and capitalized                        $ 8,035        $ 7,765       $ 8,241        $ 8,822         $

Amortization of debt issuance costs                          291            291           387            620
Estimated interest included in rent expense                3,071          3,075         2,560          2,409
                                                   -------------- -------------- ------------- -------------- ---------------
Fixed charges (a)                                        $11,397        $11,131       $11,188        $11,851         $
                                                   -------------- -------------- ------------- -------------- ---------------

Income (loss) before income taxes and equity in
losses of affiliated companies                           $55,721        $   662       $40,721        $30,051         $

Minority interest                                              -              -        (1,137)        (1,863)
Fixed charges (a)                                         11,397         11,131        11,188         11,851

Less: interest capitalized                                     -              -             -              -
Less: minority interest in subsidiaries not
incurring fixed charges                                        -              -         1,137          1,863
                                                   -------------- -------------- ------------- -------------- ---------------
Earnings (b)                                             $67,118        $11,793       $51,909        $41,902         $
                                                   -------------- -------------- ------------- -------------- ---------------

Earnings/Fixed Charges (b/a)                                5.89           1.06          4.64           3.54

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